November 5, 2009

Financing, Debt Consolidation and Drilling Update

Vancouver, BC—Cheetah Oil & Gas Ltd. (OTC BB: COHG) (the "Company" or "Cheetah") Cheetah is pleased to report it has completed an equity financing and debt settlement that will support ongoing operations.

Pursuant to the equity financing, the Company issued 1,500,000 units (each, a “Unit”) at a price of $0.05 per Unit for gross proceeds of $75,000. Each Unit consists of one common share and one warrant. Each warrant entitles the holder thereof to acquire one common share at a price of $0.20 per common share for a period of two years. The Company issued 90,000 shares to a finder in connection in with the equity financing.

The Company also issued 1,180,000 shares at a deemed price of $0.05 per share to settle outstanding debt, interest and expenses in the aggregate amount of $59,000.

After issuing 2,770,000 new shares to complete the recent financing and debt settlement, Cheetah will have 10,728,625 shares issued and outstanding.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company’s existing wells continue to produce oil at the proven oil field, Belmont Lake. Using gas-lift technology, the field has produced consistently. Belmont Lake is located in a flood plain of the Mississippi River and is subjected to seasonal flooding generally between January and May in most years. Our utilization of a remote tank farm and gas compressor; injector and production pipelines; and the gas-pressurized oil lift system have enabled oil production even during those times when the Mississippi River is at flood stage.

The Company continues to wait for surface conditions to improve so the fully financed drilling program can take place this fall. With the closing of the recent financing and debt conversion the Company is in a position to look at potential acquisitions that may be immediately accretive to the company’s cash flow.

About Cheetah Oil & Gas Ltd.

Cheetah’s an oil & gas company active in Mississippi, where it holds between 6.75% and 50% gross working interests in various gas and oil projects. Cheetah routinely evaluates additional oil & gas projects and corporate opportunities.

Contact:
Robert McAllister, 250.870.2219
www.Cheetahoil.com

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements include but are not limited to, (1) the Company’s expectation to commence the fully financed drill program this fall; (2) the Company’s intention to review potential acquisitions that will be immediately accretive to the Company’s cash flow. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.